Exhibit 32.3

CERTIFICATION PURSUANT TO

18 U.S.C.§1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of the Campbell/Graham/Tiverton Series, a Series of The Frontier Fund on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Campbell/Graham/Tiverton Series.

/s/ Robert J. Enck
Robert J. Enck
President and Chief Executive Officer of Equinox Fund Management, LLC, the Managing Owner of the Campbell/Graham/Tiverton Series, a Series of The Frontier Fund

/s/ Brent Bales
Brent Bales
Chief Financial Officer of Equinox Fund
Management, LLC, the Managing Owner of the Campbell/Graham/Tiverton Series, a Series of The Frontier Fund

Date: August 11, 2010